SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 20, 2006

MAXXAM INC.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-3924

(Commission File Number)

95-2078752

(I.R.S. Employer Identification Number)

1330 Post Oak Boulevard Suite 2000 Houston, Texas (Address of Principal Executive Offices)	77056 (Zip Code)

Registrant's telephone number, including area code: (713) 975-7600

Not applicable

(Former name, former address and

former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

Two of the Registrant's subsidiaries, The Pacific Lumber Company ("Palco") and Britt Lumber Co., Inc., are borrowers ("Borrowers") under an $85.0 million term loan and $60.0 million revolving credit facility. The Registrant has previously disclosed that Borrowers were in default under the two facilities due to the failure to meet the required minimum EBITDA maintenance covenant for the three-month period ended September 30, 2006. On November 20, 2006, Palco's parent made a loan to Palco equal to the shortfall, enabling the Borrowers to exercise their right under the two facilities to cure the default.

The Company has also previously disclosed that the Borrowers have notified the lenders that changing market conditions and other factors will likely impact the Borrowers' ability to comply in the future with the financial covenants under the two facilities. While the Borrowers are pursuing discussions with the lenders in an effort to amend the facilities to reflect these changing market conditions and other factors, there can be no assurance that the Borrowers will be successful in their efforts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXXAM INC.
Date: November 28, 2006	By:	/s/ Bernard L. Birkel
Name:	Bernard L. Birkel
Title:	Secretary & Senior Assistant General Counsel

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